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                                                                    EXHIBIT 10.1

                             GENESEE & WYOMING INC.
                           2004 OMNIBUS INCENTIVE PLAN

                                  AWARD NOTICE

          GRANTEE:                    _____________________________

          TYPE OF AWARD:                Incentive Stock Option

          NUMBER OF SHARES:          _____________________________

          EXERCISE PRICE PER SHARE:  _____________________________

          DATE OF GRANT:             _____________________________

          EXPIRATION DATE:           _____________________________

      1. Grant of Option. This Award Notice serves to notify you that the Compensation Committee (the "Committee") of the Board of Directors of Genesee & Wyoming Inc. ("G&W") hereby grants to you, under G&W's 2004 Omnibus Incentive Plan (the "Plan"), an incentive stock option (the "Option") to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares of G&W's Class A Common Stock, par value $.01 per share (the "Common Stock") at the price per share set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available on G&W's Intranet or from G&W's Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used in this Award Notice are defined in the Plan.

      2. Term. Unless the Option is previously terminated pursuant to the terms of the Plan, the Option will expire at the close of business on the Expiration Date.

      3. Vesting. Subject to the terms set forth in this Award Notice and the Plan, the Option will vest and become exercisable as follows:

            (i) the Option shall first become exercisable with respect to ____ Shares on _____________;

            (ii) the Option shall first become exercisable with respect to an additional _____ Shares on _____________;

            (iii) the Option shall first become exercisable with respect to an additional ____ Shares on ______________; and

      4. Exercise.

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            (a) Method of Exercise. To the extent exercisable under Section 3, the Option may be exercised in whole or in part, provided that the Option may not be exercised for less than one share of Common Stock in any single transaction. The Option shall be exercised by your giving written notice of such exercise to G&W specifying the number of shares of Common Stock that you elect to purchase and the Exercise Price to be paid. Upon determining that compliance with this Award Notice has occurred, including compliance with such reasonable requirements as G&W may impose pursuant to the Plan or Section 14 of this Award Notice and payment of the Exercise Price, G&W shall issue to you a certificate for the shares of Common Stock purchased on the earliest practicable date (as determined by G&W) thereafter.

            (b) Payment of Exercise Price. To the extent permissible under the Plan, the Exercise Price may be paid using any one or any combination of the following methods:

            (i) in cash or by check, with such payment accompanying your written exercise notice; or

            (ii) by delivery of shares of Common Stock already owned by you, with such shares of Common Stock valued at their Fair Market Value on the date of the Option exercise.

            (c) Withholding. The exercise of the Option is conditioned upon your making arrangements satisfactory to G&W for the payment to G&W of the amount of all taxes required by any governmental authority to be withheld and paid over by G&W to the governmental authority on account of the exercise. The payment of such withholding taxes to G&W may be made by one or any combination of the following methods: (i) in cash or by check, or (ii) by G&W withholding such taxes from any other compensation owed to you by G&W or any Subsidiary.

      5. Effect of Death. In the event of your death prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within one year after the date of your death, but only: (i) by the beneficiary designated on your beneficiary designation form filed with G&W, or in the absence of same, by your estate or by or on behalf of the person or persons to whom the Option passes under your will or the laws of descent and distribution, (ii) to the extent that the Option was vested and exercisable on the date of your death, and (ii) prior to the close of business on the Expiration Date of the Option.

      6. Effect of Disability. In the event of your "Disability" prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within one year after the date of your Disability, but only: (i) to the extent that the Option was vested and exercisable on the date of your Disability, and (ii) prior to the close of business on the Expiration Date of the Option. The term "Disability" means you are permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

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      7. Effect of Other Termination.

            (a) With "Cause." Upon your termination by G&W for Cause prior to the complete exercise of the Option, the remaining portion of the Option, whether or not then exercisable, shall be forfeited as of the date of such termination and no longer exercisable on or after such date of termination.

            (b) Without "Cause." Upon your termination for a reason other than death, Disability or Cause prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within three months after the date of such termination, but only: (i) to the extent that the Option was vested and exercisable on the date such termination, and (ii) prior to the Expiration Date of the Option.

            (c) The term "Cause" means (i) your willful and continued failure to substantially perform your duties with G&W or a Subsidiary after written warnings identifying the lack of substantial performance are delivered to you to specifically identify the manner in which G&W or a Subsidiary believes that you have not substantially performed your duties, (ii) your willful engaging in illegal conduct which is materially and demonstrably injurious to G&W or any Subsidiary, (iii) your commission of a felony, (iv) your material breach of a fiduciary duty owed by you to G&W or any Subsidiary, (v) your intentional unauthorized disclosure to any person of confidential information or trade secrets of a material nature relating to the business of G&W or any Subsidiary, or (vi) your engaging in any conduct that G&W's or a Subsidiary's written rules, regulations or policies specify as constituting grounds for discharge.

      8. Effect of Breach of Certain Covenants.

            (a) In General. If you engage in the conduct described in subsection
(c) of this Section 8, then, unless the Committee determines otherwise: (1) you immediately forfeit, effective as of the date you engage in such conduct, the unexercised portion of the Option; and (2) you must pay to G&W the amount of any gain realized or payment received as a result of the exercise of the Option within the six-month period immediately preceding the date you engage in such conduct.

            (b) Set-Off. By accepting the Option, you consent to a deduction from any amounts G&W or any Subsidiary owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amount that you owe G&W under subsection (a) of this Section 8. G&W may elect to make any set-off in whole or in part. If G&W does not recover by means of a set-off the full amount that you owe G&W, you shall immediately pay the unpaid balance to G&W.

            (c) Conduct. You hereby agree that you will not, without the written consent of G&W, either during your employment by or service to G&W or any Subsidiary or thereafter, disclose to anyone or make use of any confidential information which you acquired during your employment or service relating to any of the business of G&W or any Subsidiary, except as such disclosure or use may be required in connection with your work as an employee or consultant of G&W or any Subsidiary. During your employment by or service to G&W or any Subsidiary,

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and for a period of six months after the termination of such employment or service, you will not, either as principal, agent, consultant, employee, stockholder or otherwise, engage in any work or other activity in direct competition with G&W or any Subsidiary. (For purposes of this Section 8, you shall not be deemed a stockholder if your record and beneficial ownership amount to not more than five percent of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.) The non-competition covenant of this Section 8 applies separately in the United States and in other countries. Your breach of the covenant of this subsection
(c) shall result in the consequences described in this Section 8.

      9. Effect of Change In Control.

            (a) Upon the occurrence of a "Change In Control" of G&W, the unvested portion of the Option shall immediately vest and become exercisable as of the date of the occurrence of such event.

            (b) The term "Change In Control" means a change in control of G&W of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K, as in effect on December 31, 1996, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as:

            (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than a Permitted Holder becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25 percent or more of the combined voting power of the outstanding securities of G&W ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: any acquisition by any corporation if, immediately following such acquisition, more than 75 percent of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of G&W ordinarily having the right to vote in the election of directors;

            (ii) individuals who constitute the Board on May 12, 2004 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 12, 2004 whose election, or nomination for election by G&W's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of G&W in which such person is named as a nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of directors of G&W, as such terms are used in Rule 14a-11 under the Exchange Act, or "tender offer," as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board;

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            (iii) upon the consummation by G&W of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of G&W ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75 percent of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or

            (iv) upon the approval by G&W's stockholders of a complete liquidation and dissolution of G&W or the sale or other disposition of all or substantially all of the assets of G&W other than to a Subsidiary.

            (c) The term "Permitted Holder" means: (i) G&W or a Subsidiary, (ii) any employee benefit plan sponsored by G&W or any Subsidiary, or (iii) Mortimer
B. Fuller III ("MBF"), or his spouse, siblings, children or grandchildren ("Family Members") or a trust, corporation, partnership or LLC, so long as all of the beneficial interests of which are held exclusively by MBF and/or one or more Family Members, where such person(s) or entity acquired their G&W stock from MFB.

      10. Notice of Disposition of Shares. You hereby agree that you shall promptly notify G&W of the disposition of any of the shares of Common Stock acquired upon exercise of the Option, including a disposition by sale, exchange, gift or transfer of legal title, if such disposition occurs within two years from the Date of Grant or within one year from the date that you exercise the Option and acquire such shares of Common Stock.

      11. Nonassignability. The Option may not be alienated, transferred, assigned or pledged (except by will or the laws of descent and distribution). Except as otherwise provided by Section 5 of this Award Notice, the Option is only exercisable by you during your lifetime.

      12. Limitation of Rights. You will not have any rights as a stockholder with respect to the shares of Common Stock covered by the Option until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option nor this Award Notice gives you any right to remain in the employment of G&W or any Subsidiary.

      13. Rights of G&W and Subsidiaries. This Award Notice does not affect the right of G&W or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

      14. Restrictions on Issuance of Shares. If at any time G&W determines that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to G&W.

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      15. Plan Controls. The Option is subject to all of the provisions of the
Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

      16. Amendment. Except as otherwise provided by the Plan, G&W may only alter, amend or terminate the Option with your consent.

      17. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

      18. Notices. All notices and other communications to G&W required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed to G&W's office at 1200-C Scottsville Road, Suite 200, Rochester, New York 14624, Attention: Senior Vice President - Human Resources. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answerback is received.

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ACKNOWLEDGEMENT

      The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him and G&W regarding the incentive stock options granted by this Award Notice and that this Award Notice and the Plan supercede all prior oral and written agreements on that subject.

Dated: _______________, 2004

                                  ___________________________________________

                                  Genesee & Wyoming Inc. By:

                                  ___________________________________________
                                               Shayne Magdoff
                                  Sr. VP of Administration & Human Resources

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